AMENDED AND RESTATED BYLAWS OF

LINKBANCORP, INC.

ARTICLE I: OFFICES

Section 1.1 Registered Office. LINKBANCORP, Inc. (the “Corporation”) shall have and continuously maintain in the Commonwealth of Pennsylvania a registered office which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board of Directors.

Section 1.2 Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II: SHAREHOLDERS’ MEETINGS

Section 2.1 Place of Meeting. All meetings of the shareholders shall be held at such time and place as may be fixed from time to time by the Board of Directors. The Board of Directors may, in its discretion, determine that the meeting may be held solely by remote communication.

Section 2.2 Meetings of Shareholders by Remote Communication. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a meeting of shareholders may participate in a meeting of shareholders by remote communication, and may be considered present in person and may vote at a meeting of shareholders held at a designated place or held solely by remote communication, subject to the conditions imposed by applicable law.

Section 2.3 Annual Meeting. An annual meeting of shareholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on such date and time as shall be fixed by the Board of Directors and designated in the notice of the meeting.

Section 2.4 Special Shareholders’ Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or a majority of the Board of Directors. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the Secretary to fix the time of the meeting which, if the meeting is called pursuant to a statutory right, shall be held not more than sixty (60) days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

Section 2.5 Shareholder Nominations and Proposals. (a) Except as otherwise provided by applicable statute or these Bylaws, the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) by or at the direction of the Board of Directors; (ii) pursuant to the Corporation’s notice of meeting (or any supplement thereto); or (iii) by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of notice provided for in subsection (b) of this Section 2.5 and will be such at the time of the meeting; (B) is entitled to vote at the meeting; and (C) complies with the notice and other procedures set forth in subsection (b) of this Section 2.5. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of subsection (a) of this Section 2.5, the shareholder or shareholders of record intending to propose the business (the “proposing shareholder”) must have given written notice of the proposing shareholder’s nomination or proposal, either by personal delivery or by United States mail to the Secretary no earlier one hundred twenty (120) calendar days and no later than ninety (90) calendar days prior to the first anniversary of the previous year’s annual meeting. If the Corporation did not hold an annual meeting the previous year or if the current year’s meeting is called for a date that is not within thirty (30) days of the anniversary of the previous year’s annual meeting, notice must be received no later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders begin a new time period for giving a proposing shareholder’s notice as provided above.

A proposing shareholder’s notice shall include as to each matter the proposing shareholder proposes to bring before either an annual or special meeting:

(i)
the name and address of the proposing shareholder;
(ii)
the class and number of shares of the Corporation held by the proposing shareholder;
(iii)
if the notice regards a nomination of a candidate for election as director: (A) the name, age, and business and residence address of the candidate; (B) the principal occupation or employment of the candidate; and (C) the class and number of shares of the Corporation beneficially owned by the candidate; and
(iv)
if the notice regards a proposal other than a nomination of a candidate for election as director, a brief description of the business desired to be brought before the meeting, and the material interest of the proposing shareholder in such proposal.

Section 2.6 Record Date for Shareholder Action. The Board of Directors may fix a time, not more than ninety (90) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten (10) days before closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him or her to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders’ meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

Section 2.7 Notice. Written or printed notice of any annual or special meeting of shareholders shall be given not less than ten (10) days before the date of the meeting, unless a greater period of notice is required by law. Such notice shall state:

(a)
the time and date of the meeting;
(b)
the place of the meeting (if any);
(c)
the means of any remote communication by which shareholders and proxy holders may be considered present and may vote at the meeting; and
(d)
the purpose or purposes for which the meeting is called if (i) the meeting is a special meeting or (ii) notice of the meeting’s purpose is required by the Pennsylvania Business Corporation Law of 1988 (the “BCL”).

Upon the written request of any person entitled to call a special meeting to the Secretary at the registered office of the Corporation, it shall be the duty of the Secretary to fix the date of the meeting not more than sixty (60) days after the receipt of the request and give notice thereof.

Notice as provided by this Section 2.7 or otherwise under the BCL shall be given to a shareholder:

(a)
by first class or express mail (or by bulk mail with at least 20 days’ notice before the meeting), postage prepaid, or courier service, charges prepaid, to the shareholder’s postal address appearing on the books of the Corporation; or
(b)
by email or other electronic communication to the number or address supplied by the shareholder to the Corporation for the purpose of notice.
(c)

Any person entitled to notice of a meeting may file a written waiver of notice with the Secretary either before or after the time of the meeting. The participation or attendance at a meeting of a person entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting to the lawfulness of the convening of the meeting.

Section 2.8 Voting Lists. The officer or agent having charge of the share transfer records for shares of the Corporation shall prepare an alphabetical list of all shareholders entitled to notice of the meeting, with the address of and the number of shares held by each shareholder. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

Section 2.9 Quorum of Shareholders. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute, the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that in the case of any meeting called for the election of directors, such meeting may be adjourned only for periods not exceeding fifteen (15) days as the holders of a majority of the shares present, in person or by proxy, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.10 Conduct of Meetings. The Board of Directors, as it shall deem appropriate, may adopt by resolution rules and regulations for the conduct of meetings of the shareholders. At every meeting of the shareholders, the President, the Chief Executive Officer, or the Chairman of the Board of Directors, or in his or her absence or inability to act, a director or officer designated by the Board of Directors, shall serve as the presiding officer of the meeting. The Secretary or, in his or her absence or inability to act, the person whom the presiding officer of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

The presiding officer shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.11 Judge of Election. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one (1) or three (3). No person who is a candidate for office shall act as a judge. If there are three (3) judges of election, the decision, act, or certificate of a majority shall be the decision, act, or certificate of all.

Each judge of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. Each judge of election shall perform his or her duties impartially, in good faith, to the best of his or her ability, and as expeditiously as is practical. On request of the presiding officer or any shareholder or shareholders’ proxy, each judge shall make a report in writing of any challenge or question or matter determined by such judge and execute a certificate of any fact found by him or her.

Section 2.12 Voting Of Shares. Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote at the meeting shall have the right to one vote for every share having voting power standing in his or her name on the books of the Corporation on the record date fixed for the meeting. No share shall be voted at any meeting if any installment is due and unpaid thereon.

Except to the extent provided otherwise by applicable law, the Articles of Incorporation, or these Bylaws, when a quorum is present at any meeting, a majority of the votes cast shall decide any question brought before such meeting. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a director. The shareholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation.

Section 2.13 Voting by Proxy or Nominee. Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three (3) years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

Section 2.14 Action by Shareholders Without a Meeting. Any action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting if, prior or after the action, a consent or consents thereto are signed by all of the shareholders who would be entitled to vote at a meeting for such purpose. The consent or consents shall be filed with the Secretary of the Corporation for inclusion with the records of meetings of shareholders of the Corporation.

ARTICLE III: DIRECTORS

Section 3.1 Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the shareholders.

Section 3.2 Number of Directors. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors; provided, that the number of directors shall be not less than three (3) nor more than twenty-four (24). No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.3 Term of Office. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting and until his successor has been selected and qualified or until the director’s earlier death, resignation, or removal.

Section 3.4 Removal by Shareholders. Any or all of the directors may be removed from office at any time with cause by a vote of the shareholders entitled to elect them. If one or more directors are so removed at a meeting of shareholders, the shareholders may elect new directors at the same meeting.

Section 3.5 Removal by the Board of Directors. The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one (1) year or for any other proper cause which these Bylaws may specify or if, within sixty (60) days or such other time as these Bylaws may specify after notice of his or her selection, he or she does not accept the office either in writing or by attending a meeting of the Board of Directors and fulfill such other requirements of qualification as these Bylaws may specify.

Section 3.6 Resignation. A director may resign at any time by giving notice in writing or by electronic transmission to the Corporation. A resignation is effective when the notice is received by the Corporation unless the notice specifies a future date. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled in accordance with Section 3.7 of these Bylaws before the effective date, but the successor shall not take office until the effective date.

Section 3.7 Vacancies. A vacancy on the Board of Directors resulting from the removal of a director in accordance with Section 3.4 of these Bylaws may be filled by the shareholders at an annual or special meeting of shareholders. A director elected by the shareholders to fill a vacancy which resulted from the removal of a director shall hold office for the remaining term of his or her predecessor and until his or her successor is elected and qualified.

A vacancy on the Board of Directors resulting from any cause other than an increase in the number of directors or the removal of a director in accordance with Section 3.4 of these Bylaws may be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum. A vacancy on the Board of Directors resulting from an increase in the number of directors may be filled by a majority of the entire Board of Directors. A director elected by the board of directors to fill a vacancy serves until the next annual meeting of shareholders and until his or her successor is elected and qualified.

Section 3.8 Meetings of Directors. An annual meeting of directors shall be held immediately and without notice after and at the place of the annual meeting of shareholders. Other regular meetings of the directors may be held at such times and places within or outside the Commonwealth of Pennsylvania as the directors may fix by resolution.

Special meetings of the Board of Directors may be called by the President, by the Chief Executive Officer, by the Chairman of the Board of Directors, if any, by the Secretary, by any two directors, or by one director if there is only one director.

Section 3.9 Remote Communication. The Board of Directors may permit any or all directors to participate in any meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

Section 3.10 Notice. Regular meetings of the Board of Directors may be held without notice of the date, time, place (if any), or purpose of the meeting. All special meetings of the Board of Directors shall be held upon not less than one (1) day’s notice. Such notice shall state:

(a)
the time and date of the meeting;
(b)
the place of the meeting (if any); and
(c)
the means of any remote communication by which directors may participate at the meeting.
(d)

Notice as provided by this Section 3.10 shall be given to a director personally, by telephone or voice mail, by first-class mail, by messenger or delivery service, or by electronic transmission.

A director entitled to notice of a meeting may deliver a waiver of notice to the Corporation in writing or by electronic transmission either before or after the time of the meeting. A director’s participation or attendance at a meeting shall constitute a waiver of notice.

Section 3.11 Quorum of Directors. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

Section 3.12 Compensation. Directors may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.13 Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, a consent or consents in writing or other record form is signed by, or email approval is received from, all of the directors in office, or all the committee members then appointed. The written consents must be filed with the minutes of the proceedings of the Board of Directors.

Section 3.14 Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority, may designate one or more directors to constitute an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, or any other committee to serve at the pleasure of the Board and to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and permitted by law. A committee of the Board of Directors shall not have the authority to:

(a)
submit to shareholders any action requiring the approval of shareholders under the BCL, the Articles of Incorporation, or these Bylaws;
(b)
create a vacancy, either by removing a director or increasing the number of directors, or fill a vacancy on the Board of Directors;
(c)
adopt, amend, or repeal any provision of these Bylaws;
(d)
amend or repeal any resolution of the Board of Directors that by its terms may only be amended or repealed by the Board of Directors; or
(e)
take action on matters to which exclusive authority is given to another committee by these Bylaws or resolution of the Board of Directors.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 3.16 Audit Committee. The Board of Directors shall have the power and authority to appoint an Audit Committee, whose purpose and power shall be, to the extent permitted by law, to (a) retain, oversee and terminate, as necessary, the auditors of the company; (b) oversee the company's accounting and financial reporting processes and the audit and preparation of the company's financial statements; (c) exercise such other powers and authority as are set forth in the charter of the Audit Committee; and (d) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

ARTICLE IV: OFFICERS

Section 4.1 Positions and Election. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Treasurer, and a Secretary. At its option, the Board of Directors may elect a Chairman of the Board of Directors. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any two (2) or more offices may be held by the same person. Officers shall be elected annually at the meeting of the Board of Directors held after each annual meeting of shareholders. Each officer shall serve until a successor is elected and qualified or until the death, resignation, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 4.2 Removal and Resignation. Any officer elected by the Board of Directors may be removed, with or without cause, at any regular or special meeting of the Board of Directors by the affirmative vote of the majority of the directors in attendance where a quorum is present. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by delivering notice in writing or by electronic transmission to the

Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 4.1 of these Bylaws.

Section 4.3 Powers and Duties of Officers. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board of Directors.

Section 4.4 Authority to Execute Agreements. All agreements of the Corporation shall be executed on behalf of the Corporation by (a) the Chief Executive Officer; (b) the President; (c) such other officer or employee of the Corporation authorized in writing by the Chief Executive Officer or the President, with such limitations or restrictions on such authority as the Chief Executive Officer or the President deems appropriate; or (d) such other person as may be authorized by the Board of Directors.

ARTICLE V: INDEMNIFICATION

Section 5.1 Indemnification.

(a) The Corporation shall indemnify any director, officer and/or employee, or any former director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer and /or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)
The Corporation shall indemnify any director, officer and/or employee, who was or is a party to, or is threatened by to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

(c)
Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer and/or employee is entitled to indemnification as provided in this Section 5.1 unless either a majority of the directors who are not involved in such proceedings (the “disinterested directors”) or, if there are less than three (3) disinterested directors, the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under this Section 5.1.

(d)
Indemnification under this Article 5 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 5.2 Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under subsection (c) of Section 5.1 upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

Section 5.3 Non-Exclusivity of Indemnification Rights. The indemnification provided by this Article 5 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director, officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer and/or employee and shall inure to the benefit of the heirs and personal representatives of such a person.

Section 5.4 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer and/or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article 5.

ARTICLE VI: SHARE CERTIFICATES AND TRANSFER

Section 6.1 Certificates Representing Shares. The share certificates of the Corporation shall state:

(a)
the name of the Corporation and that the Corporation is organized under the laws of the Commonwealth of Pennsylvania;
(b)
the name of the person to whom issued;
(c)
the number and class of shares and the designation of the series, if any, that the certificate represents; and
(d)
the par value of each share or a statement that such shares are without par value, as the case may be.

The share certificates shall be signed by the Chief Executive Officer, the President or a Vice President and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue. No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. The Corporation shall, after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the law of the Commonwealth of Pennsylvania. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 6.2 Transfers Of Shares. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully made in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom the shares were transferred.

Section 6.3 Registered Shareholders. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the Commonwealth of Pennsylvania, or giving proxies with respect to those shares.

Section 6.4 Lost or Replacement Certificates. Except where shares are to be uncertificated, where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

ARTICLE VII: DISTRIBUTIONS

Section 7.1 Declaration. The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, as long as any dividend shall not be in violation of law or the Articles of Incorporation.

Section 7.2 Record Date For Distributions And Share Dividends. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors may, at the time of declaring the distribution or share dividend, set a date no more than sixty (60) days prior to the date of the distribution or share dividend as the record date. If no record date is fixed, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or share dividend is adopted.

ARTICLE VIII: MISCELLANEOUS

Section 8.1 Instruments. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.2 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.3 Conflict With Applicable Law Or Articles Of Incorporation. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the BCL shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.4 Invalid Provisions. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 8.5 Books and Records. Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account, and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 8.6 Notices and Waivers. Whenever, under the provisions of applicable law or of the Articles of Incorporation or of these Bylaws, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail by first class or express mail postage prepaid, or courier service, charges prepaid, facsimile transmission, email or other electronic communication, to his or her address appearing on the books of the Corporation or supplied by him or her to the Corporation for the purpose of notice. Unless otherwise provided in the Articles of Incorporation or these Bylaws, (a) if the notice is sent by mail or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or the courier service for transmission to such person and (b) if notice is sent by facsimile transmission, email or other electronic communication, it shall have been deemed to have been given to the person entitled thereto when sent. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

Any written notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of the shareholders.

ARTICLE IX: AMENDMENT OF BYLAWS

Section 9.1. Shareholders. These Bylaws may be amended, repealed, or otherwise altered at any regular or special meeting of the shareholders at which a quorum is present, by the affirmative vote of the holders of two-thirds of the issued and outstanding shares of the Corporation entitled to vote at such meeting. The notice of any meeting, at which action shall be taken to alter the Bylaws, shall include a copy of the proposed amendment or a summary of the changes proposed to be made.

Section 9.2 Board of Directors. The Board of Directors may also make, amend, or repeal these Bylaws at any regular or special meeting of the Board of Directors at which a quorum is present, by a majority vote of the members attending, except with respect to any provision that the Articles of Incorporation, these Bylaws, or the BCL requires action by the shareholders and is subject to the power of the shareholders to change such action.

Amended and Restated May 22, 2025